EXHIBIT 99.1

QCR Holdings, Inc. Announces Record Net Income of $9.9 Million for the Fourth Quarter of 2017 And Record Net Income of $35.7 Million for the Year

MOLINE, Ill., Feb. 01, 2018 (GLOBE NEWSWIRE) -- QCR Holdings, Inc. (NASDAQ:QCRH) today announced net income of $9.9 million and diluted earnings per share (“EPS”) of $0.70 for the quarter ended December 31, 2017.  This included $2.1 million of acquisition costs and post-acquisition compensation, transition and integration costs (after-tax) related to the previously announced acquisition of Guaranty Bank and Trust Company (“Guaranty Bank”), based in Cedar Rapids, Iowa, which closed on October 1, 2017.  It also included $753 thousand of cost (after-tax) related to the core processor conversion at Community State Bank (“CSB”), based in Ankeny, Iowa, which is planned for late 2018.  Additionally, due to the impact of the Tax Cuts and Jobs Act (“Tax Act”), the Company recorded a $2.9 million increase in the value of its net deferred tax asset, which was recorded as a reduction in income tax expense in the fourth quarter of 2017.  Excluding these, and other non-core items, the Company reported core net income (non-GAAP) of $9.9 million and diluted EPS of $0.70.

By comparison, for the quarter ended September 30, 2017, the Company reported net income of $7.9 million and diluted EPS of $0.58.  This included $605 thousand of acquisition costs and post-acquisition transition and integration costs (after-tax) related to the acquisition of Guaranty Bank.  Excluding these costs and other non-core items, the Company reported core net income (non-GAAP) of $8.5 million and diluted EPS of $0.63.  For the quarter ended December 31, 2016, the Company reported net income of $8.5 million and diluted EPS of $0.64.

For the year ended December 31, 2017, the Company reported net income of $35.7 million and diluted EPS of $2.61.  Excluding all non-core items, the Company reported core net income (non-GAAP) of $36.3 million and diluted EPS of $2.66.  By comparison, for the year ended December 31, 2016, the Company reported net income of $27.7 million and diluted EPS of $2.17.  Excluding all non-core items, the Company reported core net income (non-GAAP) of $29.4 million and diluted EPS of $2.31 for the year ended December 31, 2016.

“We are pleased with our operating performance this year,” commented Douglas M. Hultquist, President and Chief Executive Officer, “and we continue to strategize and pursue ways to improve our profitability through our ongoing key initiatives.  We finished the year on a strong note, with solid organic loan and deposit growth, and significant fee income.   The acquisition of Guaranty Bank in the fourth quarter of 2017 and CSB in the third quarter of 2016 also contributed to our improved profitability.”

Organic Loan and Lease Growth of 15.2% for the Year
Swap Fee Income and Gains on the Sale of Government Guaranteed Loans Total $4.3 million in 2017

During the fourth quarter of 2017, the Company’s total assets increased $432.2 million, or 12%, to a total of $4.0 billion.  Of this growth in assets, $274.8 million was attributable to the acquisition of Guaranty Bank.  Total loans and leases grew $287.7 million in the fourth quarter of 2017, of which $192.5 million was attributable to the acquisition of Guaranty Bank.  Loan and lease growth was primarily funded by deposit growth.  Deposits grew organically by $159.9 million, or 6% in the fourth quarter of 2017.

“Organic loan and lease growth totaled $366.5 million for the full year, or an annual growth rate of 15.2%,” commented Mr. Hultquist.  “We were quite pleased with another year of very strong organic loan growth in 2017.  We will continue to grow loans organically through market share increases, as customers continue to appreciate the way we do business and are attracted to our relationship-based community banking model.”

“Swap fee income and gains on the sale of government guaranteed loans were very strong in the fourth quarter and totaled $4.3 million for the full year.  Given the nature of this fee income source, large fluctuations can occur from quarter-to-quarter, as we experienced in 2017,” stated Todd A. Gipple, Executive Vice President, Chief Operating Officer and Chief Financial Officer.  “We plan to continue executing these types of transactions, as they provide unique and beneficial solutions for our clients.”

Net Interest Income Improvement
Driven By Strong Loan Growth and Acquisition

Net interest income totaled $31.8 million for the quarter ended December 31, 2017.  By comparison, net interest income totaled $28.6 million and $29.3 million for the quarters ended September 30, 2017 and December 31, 2016, respectively.  Acquisition-related net accretion totaled $745 thousand for the quarter ended December 31, 2017.  By comparison, acquisition-related net accretion totaled $474 thousand for the quarter ended September 30, 2017 and $2.9 million for the quarter ended December 31, 2016.  Excluding acquisition-related net accretion, net interest income of $31.0 million for the fourth quarter of 2017 increased 11%, compared to $28.1 million for the quarter ended September 30, 2017.

Net interest income totaled $116.1 million for the year ended December 31, 2017.  By comparison, net interest income totaled $94.5 million for the year ended December 31, 2016.

“We saw the benefit of our strong organic loan growth during 2017 with a significant increase in net interest income this quarter and for the full year.  Net interest margin (excluding acquisition accounting net accretion) decreased four basis points when comparing linked quarters at 3.61% for the fourth quarter of 2017 and 3.65% for the third quarter of 2017,” stated Mr. Gipple.  “While we had strong organic loan growth in the quarter, most of the growth occurred later in the quarter and as a result we carried, on average, $52.2 million of excess liquidity in the fourth quarter due to strong deposit growth.  Excluding this excess liquidity, our net interest margin would have increased one basis point when comparing linked quarters.”

Nonperforming Assets Decrease in Fourth Quarter

Nonperforming assets (“NPAs”) decreased $1.4 million in the current quarter.  The ratio of NPAs to total assets was 0.81% at December 31, 2017, which was down from 0.95% at September 30, 2017 and down from 0.82% a year ago.

 “Asset quality was stable in the fourth quarter.  The large CRE relationship that we added to NPAs in the third quarter of this year was moved to other real estate owned and we charged off a portion of the balance,” stated Mr. Hultquist.  He continued, “We remain committed to improving asset quality.”

The Company’s provision for loan and lease losses totaled $2.3 million for the fourth quarter of 2017, which was up $168 thousand from the prior quarter, and down $344 thousand compared to the fourth quarter of 2016.  As of December 31, 2017, the Company’s allowance to total loans and leases was 1.16%, which was down compared to 1.31% at September 30, 2017 and down from 1.28% at December 31, 2016.

In accordance with generally accepted accounting principles for acquisition accounting, the loans acquired through the acquisition of CSB and Guaranty Bank were recorded at market value; therefore, there was no allowance associated with the acquired loans.  Management continues to evaluate the allowance needed on the acquired loans factoring in the net remaining discount ($8.1 million at December 31, 2017).  When factoring this remaining discount into the Company’s allowance to total loans and leases calculation, the Company’s allowance as a percentage of total loans and leases increases from 1.16% to 1.43%.

Capital Levels Remain Strong

As of December 31, 2017, the Company’s total risk-based capital ratio was 11.09%, the common equity tier 1 ratio was 9.06%, and the tangible common equity to tangible assets ratio was 8.01%.  By comparison, these respective ratios were 11.49%, 9.33% and 8.31% as of September 30, 2017.  The decrease in ratios was primarily due to the acquisition of Guaranty Bank, as well as strong loan growth.

“As a result of solid earnings performance, capital ratios continue to be strong and we are growing tangible common equity at a steady pace,” stated Mr. Gipple.  He continued, “Additionally, the Company issued $30.7 million in common stock, net of issuance costs, as part of the Guaranty Bank acquisition.  In total, tangible common equity has increased $52.4 million or 20% year-over-year when comparing December 31, 2017 to the same period of the prior year, and tangible book value per share increased by approximately 13%, increasing from $20.11 at December 31, 2016 to $22.70 at December 31, 2017.”

Continued Focus on Seven Key Initiatives

The Company continues to focus on the following initiatives in an effort to improve profitability and drive increased shareholder value:

  Strong organic loan and lease growth to maintain loans and leases to total assets ratio in the range of 73-78%
  Grow core deposits to maintain reliance on wholesale funding at less than 15% of assets
  Generate gains on sale of USDA and SBA loans, and fee income on interest rate swaps, as a significant and consistent component of core revenue
  Grow wealth management net income by 10% annually
  Carefully manage noninterest expense growth
  Maintain asset quality metrics at better than peer levels
  Participate as an acquirer in the consolidation taking place in our industry to further boost ROAA, improve efficiency ratio, and increase EPS

Conference Call Details

The Company will host an earnings call/webcast on February 2, 2018 at 10 a.m. central time.  Dial-in information for the call is toll-free 1-888-317-6016 (international 1-412-317-6016).  Participants should request to join the QCR Holdings, Inc. call. The event will be archived and available for digital replay through February 16, 2018.  The replay access information is toll-free 1-877-344-7529 (international 1-412-317-0088); access code 10116044.  A webcast of the teleconference can be accessed at the Company’s News and Events page at http://www.qcrh.com or https://services.choruscall.com/links/qcrh180202.html .  The archived audio webcast will be available until February 2, 2019.  Participants should visit the Company’s website or call in to the conference line set forth above at least 10 minutes prior to the scheduled start of the call.

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company, which serves the Quad City, Cedar Rapids, Cedar Valley, Des Moines/Ankeny, and Rockford communities through its wholly owned subsidiary banks.  Quad City Bank & Trust Company, which is based in Bettendorf, Iowa, and commenced operations in 1994, Cedar Rapids Bank & Trust Company, which is based in Cedar Rapids, Iowa, and commenced operations in 2001, Community State Bank, which is based in Ankeny, Iowa and was acquired by the Company in 2016, and Rockford Bank & Trust Company, which is based in Rockford, Illinois, and commenced operations in 2005, provide full-service commercial and consumer banking and trust and wealth management services.  Quad City Bank & Trust Company also provides correspondent banking services.  In addition, Quad City Bank & Trust Company engages in commercial leasing through its wholly owned subsidiary, m2 Lease Funds, LLC, based in Milwaukee, Wisconsin.  Additionally, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company.  The Company enhanced its presence in Cedar Rapids, Iowa with the acquisition of Guaranty Bank & Trust Company in October 2017, which merged with Cedar Rapids Bank & Trust in December 2017.

Special Note Concerning Forward-Looking Statements.  This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “predict,” “suggest,” “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local, national and international economies; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) unexpected results of acquisitions, including the acquisition of Guaranty Bank, which may include failure to realize the anticipated benefits of the acquisition and the possibility that the transaction costs may be greater than anticipated; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x)  unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
	(dollars in thousands)

CONDENSED BALANCE SHEET

Cash and due from banks	$75,722	$56,275	$77,161	$56,326	$70,570
Federal funds sold and interest-bearing deposits	85,962	61,789	72,354	173,219	86,206
Securities	652,382	583,936	593,485	557,646	574,022
Net loans/leases	2,930,130	2,641,772	2,520,209	2,403,791	2,374,730
Core deposit intangible	9,079	6,689	6,919	7,150	7,381
Goodwill	28,334	13,111	13,111	13,111	13,111
Other assets	201,056	186,891	173,948	169,770	175,924
Total assets	$3,982,665	$3,550,463	$3,457,187	$3,381,013	$3,301,944

Total deposits	$3,266,655	$2,894,268	$2,870,234	$2,805,931	$2,669,261
Total borrowings	309,479	296,145	230,263	231,534	290,952
Other liabilities	53,244	47,011	51,607	47,708	55,690
Total stockholders' equity	353,287	313,039	305,083	295,840	286,041
Total liabilities and stockholders' equity	$3,982,665	$3,550,463	$3,457,187	$3,381,013	$3,301,944

ANALYSIS OF LOAN PORTFOLIO
Loan/lease mix:
Commercial and industrial loans	$1,134,516	$1,034,530	$942,539	$851,578	$827,637
Commercial real estate loans	1,303,492	1,157,855	1,131,906	1,106,842	1,093,459
Direct financing leases	141,448	147,063	153,337	159,368	165,419
Residential real estate loans	258,646	239,958	233,871	231,326	229,233
Installment and other consumer loans	118,611	89,606	84,047	78,771	81,666
Deferred loan/lease origination costs, net of fees	7,773	7,742	7,866	7,965	8,073
Total loans/leases	$2,964,486	$2,676,754	$2,553,566	$2,435,850	$2,405,487
Less allowance for estimated losses on loans/leases	34,356	34,982	33,357	32,059	30,757
Net loans/leases	$2,930,130	$2,641,772	$2,520,209	$2,403,791	$2,374,730

ANALYSIS OF SECURITIES PORTFOLIO
Securities mix:
U.S. government sponsored agency securities	$38,097	$39,340	$41,944	$47,556	$46,084
Municipal securities	445,049	379,694	381,254	356,776	374,463
Residential mortgage-backed and related securities	163,301	158,969	164,415	147,504	147,702
Other securities	5,935	5,933	5,872	5,810	5,773
Total securities	$652,382	$583,936	$593,485	$557,646	$574,022

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand deposits	$789,548	$715,537	$760,625	$777,150	$797,415
Interest-bearing demand deposits	1,855,893	1,614,894	1,526,103	1,486,047	1,369,226
Time deposits	516,058	430,270	478,580	458,170	439,169
Brokered deposits	105,156	133,567	104,926	84,564	63,451
Total deposits	$3,266,655	$2,894,268	$2,870,234	$2,805,931	$2,669,261

ANALYSIS OF BORROWINGS
Borrowings mix:
Term FHLB advances	$56,600	$58,600	$57,000	$59,000	$63,000
Overnight FHLB advances (1)	135,400	110,455	49,500	47,550	74,500
Wholesale structured repurchase agreements	35,000	45,000	45,000	45,000	45,000
Customer repurchase agreements	7,003	3,671	4,897	7,170	8,132
Federal funds purchased	6,990	12,340	13,320	12,300	31,840
Junior subordinated debentures	37,486	33,579	33,546	33,514	33,480
Other borrowings	31,000	32,500	27,000	27,000	35,000
Total borrowings	$309,479	$296,145	$230,263	$231,534	$290,952

(1) At the most recent quarter-end, the weighted-average rate of these overnight borrowings was 1.63%.

	For the Year Ended
	December 31,	December 31,
	2017	2016
	(dollars in thousands, except per share data)

INCOME STATEMENT
Interest income	$135,517	$106,468
Interest expense	19,452	11,951
Net interest income	116,065	94,517
Provision for loan/lease losses	8,470	7,478
Net interest income after provision for loan/lease losses	$107,595	$87,039

Trust department fees	$7,188	$6,164
Investment advisory and management fees	3,870	2,993
Deposit service fees	5,919	4,440
Gain on sales of residential real estate loans	409	431
Gain on sales of government guaranteed portions of loans	1,164	3,159
Swap fee income	3,095	1,708
Securities gains (losses), net	(88)	4,592
Earnings on bank-owned life insurance	1,802	1,771
Debit card fees	2,942	1,815
Correspondent banking fees	916	1,050
Other	3,265	2,914
Total noninterest income	$30,482	$31,037

Salaries and employee benefits	$55,722	$46,317
Occupancy and equipment expense	10,938	8,405
Professional and data processing fees	10,757	7,113
Acquisition costs	1,069	1,400
Post-acquisition compensation, transition and integration costs	4,310	1,041
FDIC insurance, other insurance and regulatory fees	2,752	2,549
Loan/lease expense	1,164	662
Net cost of operation of other real estate	2	591
Advertising and marketing	2,625	2,128
Bank service charges	1,771	1,693
Losses on debt extinguishment, net	-	4,578
Correspondent banking expense	807	751
CDI amortization	1,001	443
Other	4,506	3,815
Total noninterest expense	$97,424	$81,486

Net income before taxes	$40,653	$36,590
Income tax expense	4,946	8,903
Net income	$35,707	$27,687

Basic EPS	$2.68	$2.20
Diluted EPS	$2.61	$2.17

Weighted average common shares outstanding	13,325,128	12,570,767
Weighted average common and common equivalent shares outstanding	13,680,472	12,766,003

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
	(dollars in thousands, except per share data)

INCOME STATEMENT
Interest income	$37,878	$33,841	$32,453	$31,345	$32,236
Interest expense	6,085	5,285	4,406	3,676	2,956
Net interest income	31,793	28,556	28,047	27,669	29,280
Provision for loan/lease losses	2,255	2,087	2,023	2,105	2,599
Net interest income after provision for loan/lease losses	$29,538	$26,469	$26,024	$25,564	$26,681

Trust department fees	$2,034	$1,722	$1,692	$1,740	$1,558
Investment advisory and management fees	1,071	969	868	962	876
Deposit service fees	1,622	1,522	1,459	1,316	1,411
Gain on sales of residential real estate loans	101	98	113	96	142
Gain on sales of government guaranteed portions of loans	34	92	87	951	458
Swap fee income	2,460	194	327	114	350
Securities gains (losses), net	(63)	(63)	38	-	(36)
Earnings on bank-owned life insurance	445	428	459	470	447
Debit card fees	741	755	743	703	688
Correspondent banking fees	231	239	200	245	249
Other	1,038	746	796	687	886
Total noninterest income	$9,714	$6,702	$6,782	$7,284	$7,029

Salaries and employee benefits	$16,060	$13,424	$12,931	$13,307	$13,396
Occupancy and equipment expense	3,221	2,516	2,699	2,502	2,630
Professional and data processing fees	3,382	2,951	2,341	2,083	2,192
Acquisition costs	661	408	-	-	36
Post-acquisition transition and integration costs	3,787	523	-	-	4
FDIC insurance, other insurance and regulatory fees	795	690	646	621	683
Loan/lease expense	352	257	260	294	242
Net cost of operation of other real estate	120	(160)	28	14	78
Advertising and marketing	778	670	568	609	760
Bank service charges	439	460	447	424	446
Losses on debt extinguishment, net	-	-	-	-	357
Correspondent banking expense	203	204	202	198	186
CDI amortization	308	231	231	231	232
Other	1,245	1,221	1,052	990	1,066
Total noninterest expense	$31,351	$23,395	$21,405	$21,273	$22,308

Net income before taxes	$7,901	$9,776	$11,401	$11,575	$11,402
Income tax expense (benefit)	(2,001)	1,922	2,635	2,390	2,873
Net income	$9,902	$7,854	$8,766	$9,185	$8,529

Basic EPS	$0.72	$0.60	$0.67	$0.70	$0.65
Diluted EPS	$0.70	$0.58	$0.65	$0.68	$0.64

Weighted average common shares outstanding	13,845,497	13,151,350	13,170,283	13,133,382	13,087,592
Weighted average common and common equivalent shares outstanding	14,193,191	13,507,955	13,532,324	13,488,417	13,323,883

	For the Quarter Ended					For the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2017	2017	2017	2017	2016	2017	2016
	(dollars in thousands, except per share data)

COMMON SHARE DATA
Common shares outstanding	13,918,168	13,201,959	13,175,234	13,161,219	13,106,845
Book value per common share (1)	$25.38	$23.71	$23.16	$22.48	$21.82
Tangible book value per common share (2)	$22.70	$22.21	$21.64	$20.94	$20.11
Closing stock price	$42.85	$45.50	$47.40	$42.35	$43.30
Market capitalization	$596,393	$600,689	$624,506	$557,378	$567,526
Market price / book value	168.81%	191.89%	204.70%	188.41%	198.41%
Market price / tangible book value	188.81%	204.85%	219.08%	202.26%	215.36%
Earnings per common share (basic) LTM (3)	$2.69	$2.62	$2.49	$2.36	$2.20
Price earnings ratio LTM (3)	15.93 x	17.37 x	19.11 x	17.94 x	19.68 x
TCE / TA (4)	8.01%	8.31%	8.29%	8.20%	8.04%

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Beginning balance	$313,039	$305,083	$295,840	$286,041	$280,857
Net income	9,902	7,854	8,766	9,185	8,529
Other comprehensive income (loss), net of tax	(295)	275	702	411	(3,681)
Common stock cash dividends declared	(693)	(658)	(657)	(657)	(523)
Proceeds from issuance of 678,670 shares of common stock, net of costs, as a result of the acquisition of Guaranty Bank & Trust	30,741	-	-	-	-
Other (5)	593	485	432	860	859
Ending balance	$353,287	$313,039	$305,083	$295,840	$286,041

REGULATORY CAPITAL RATIOS (6):
Total risk-based capital ratio	11.09%	11.49%	11.65%	11.90%	11.56%
Tier 1 risk-based capital ratio	10.09%	10.35%	10.51%	10.75%	10.46%
Tier 1 leverage capital ratio	9.00%	9.23%	9.34%	9.37%	9.10%
Common equity tier 1 ratio	9.06%	9.33%	9.46%	9.64%	9.41%

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized)	1.01%	0.90%	1.04%	1.12%	1.04%	1.01%	0.97%
Return on average total equity (annualized)	11.67%	10.15%	11.65%	12.63%	12.04%	11.51%	10.56%
Net interest margin	3.41%	3.43%	3.54%	3.65%	3.80%	3.50%	3.53%
Net interest margin (TEY) (Non-GAAP)(7)	3.69%	3.71%	3.81%	3.90%	4.02%	3.78%	3.75%
Efficiency ratio (Non-GAAP) (8) (12)	75.53%	66.35%	61.46%	60.86%	61.44%	66.48%	64.90%
Gross loans and leases / total assets	74.43%	75.39%	73.86%	72.04%	72.85%	74.43%	72.85%
Effective tax rate (11)	-25.33%	19.66%	23.11%	20.65%	25.20%	12.17%	24.33%
Tax benefit related to stock options exercised and restricted stock awards vested (9)	406	191	90	533	N/A	1,220	N/A
Full-time equivalent employees (10)	641	580	585	561	572	641	572

AVERAGE BALANCES
Assets	$3,923,337	$3,503,148	$3,378,195	$3,274,713	$3,277,814	$3,519,848	$2,846,697
Loans/leases	2,930,711	2,629,626	2,488,828	2,398,387	2,358,960	2,611,888	2,042,555
Deposits	3,256,481	2,882,106	2,835,711	2,692,009	2,717,923	2,916,577	2,243,623
Total stockholders' equity	339,468	309,596	300,868	290,906	283,292	310,210	262,075

(1) Includes accumulated other comprehensive income (loss).
(2) Includes accumulated other comprehensive income (loss) and excludes intangible assets.
(3) LTM : Last twelve months.
(4) TCE / TCA : tangible common equity / total tangible assets. See GAAP to non-GAAP reconciliations.
(5) Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.
(6) Ratios for the current quarter are subject to change upon final calculation for regulatory filings due after earnings release.
(7) TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(8) See GAAP to Non-GAAP reconciliations.
(9) ASC 2016-09 became effective on January 1, 2017 and affects the accounting for stock compensation. This amount reflects the tax benefit recognized as a result of this new standard.
(10) Full-time equivalent employees increased in the 4th quarter of 2017 due to the acquisition of Guaranty, as well as the filling of open positions throughout the Company.
(11) The effective tax rate for the fourth quarter of 2017 and the full year were impacted by a $2.9 million tax benefit recorded as a result of the Tax Act.
(12) The efficiency ratio was unusually high in the fourth quarter of 2017 due to one-time acquisition costs and post-acquisition transition and integration costs totaling $4.4 million.

ANALYSIS OF NET INTEREST INCOME AND MARGIN

	For the Quarter Ended
	December 31, 2017			September 30, 2017			December 31, 2016
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost
	(dollars in thousands)

Fed funds sold	$20,509	$45	0.87%	$19,966	$52	1.03%	$11,475	$9	0.31%
Interest-bearing deposits at financial institutions	94,404	314	1.32%	42,178	141	1.33%	123,838	167	0.54%
Securities (1)	635,389	6,111	3.82%	593,451	5,808	3.88%	562,164	4,970	3.52%
Restricted investment securities	18,180	196	4.28%	17,793	173	3.86%	12,785	126	3.92%
Loans (1)	2,930,711	33,797	4.58%	2,629,626	29,978	4.52%	2,358,960	28,691	4.84%
Total earning assets (1)	$3,699,193	$40,463	4.34%	$3,303,014	$36,152	4.34%	$3,069,222	$33,963	4.40%

Interest-bearing deposits	$1,903,983	$2,787	0.58%	$1,613,162	$2,230	0.55%	$1,387,319	$928	0.27%
Time deposits	546,376	1,445	1.05%	530,120	1,326	0.99%	496,855	984	0.79%
Short-term borrowings	31,120	38	0.48%	16,138	33	0.81%	36,728	20	0.22%
Federal Home Loan Bank advances (4)	143,171	616	1.71%	146,556	608	1.65%	83,231	6	0.03%
Other borrowings	74,199	775	4.14%	72,617	726	3.97%	73,816	693	3.73%
Junior subordinated debentures	35,531	424	4.73%	33,563	362	4.28%	33,463	325	3.86%
Total interest-bearing liabilities	$2,734,380	$6,085	0.88%	$2,412,156	$5,285	0.87%	$2,111,412	$2,956	0.56%

Net interest income / spread (1)		$34,378	3.46%		$30,867	3.47%		$31,007	3.84%
Net interest margin (2)			3.41%			3.43%			3.80%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.69%			3.71%			4.02%

	For the Year Ended
	December 31, 2017			December 31, 2016
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost
	(dollars in thousands)

Fed funds sold	$17,577	$149	0.85%	$15,142	$45	0.30%
Interest-bearing deposits at financial institutions	78,842	874	1.11%	70,757	393	0.56%
Securities (1)	590,761	22,460	3.80%	535,912	19,054	3.56%
Restricted investment securities	15,768	631	4.00%	13,993	522	3.73%
Loans (1)	2,611,888	120,618	4.62%	2,042,555	92,475	4.53%
Total earning assets (1)	$3,314,836	$144,732	4.37%	$2,678,359	$112,489	4.20%

Interest-bearing deposits	$1,622,724	$7,992	0.49%	$1,092,687	$3,843	0.35%
Time deposits	528,834	5,020	0.95%	436,070	2,175	0.50%
Short-term borrowings	22,596	114	0.50%	50,899	94	0.18%
Federal Home Loan Bank advances (4)	120,206	1,981	1.65%	114,797	1,284	1.12%
Other borrowings	73,394	2,879	3.92%	98,105	3,318	3.38%
Junior subordinated debentures	34,030	1,466	4.31%	33,735	1,237	3.67%
Total interest-bearing liabilities	$2,401,784	$19,452	0.81%	$1,826,293	$11,951	0.65%

Net interest income / spread (1)		$125,280	3.56%		$100,538	3.55%
Net interest margin (2)			3.50%			3.53%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.78%			3.75%

(1) Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 35% tax rate for each period presented.
(2) See "Select Financial Data - Subsidiaries" for a breakdown of amortization/accretion included in net interest margin for each period presented.
(3) TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(4) Average cost of Federal Home Loan Bank advances for the quarter and year ending December 31, 2016 was affected by the acceleration of the premium on advances recognized at the acquisition of CSB. $342 thousand was accelerated due to the prepayment of $15.0 million of advances in the fourth quarter of 2016.

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2017	2016
	(dollars in thousands, except per share data)

ROLLFORWARD OF ALLOWANCE FOR LOAN/LEASE LOSSES
Beginning balance	$34,982	$33,357	$32,059	$30,757	$28,827
Provision charged to expense	2,255	2,087	2,023	2,105	2,599
Loans/leases charged off	(2,979)	(650)	(851)	(893)	(755)
Recoveries on loans/leases previously charged off	98	188	126	90	86
Ending balance	$34,356	$34,982	$33,357	$32,059	$30,757

NONPERFORMING ASSETS
Nonaccrual loans/leases	$11,441	$20,443	$13,217	$14,205	$13,919
Accruing loans/leases past due 90 days or more	89	423	424	955	967
Troubled debt restructures - accruing	7,113	7,563	6,915	6,229	6,347
Total nonperforming loans/leases	18,643	28,429	20,556	21,389	21,233
Other real estate owned	13,558	5,135	5,174	5,625	5,523
Other repossessed assets	80	120	123	285	202
Total nonperforming assets	$32,281	$33,684	$25,853	$27,299	$26,958

ASSET QUALITY RATIOS
Nonperforming assets / total assets	0.81%	0.95%	0.75%	0.81%	0.82%
Allowance / total loans/leases (1)	1.16%	1.31%	1.31%	1.32%	1.28%
Allowance / nonperforming loans/leases (1)	184.28%	123.05%	162.27%	149.89%	144.85%
Net charge-offs as a % of average loans/leases	0.10%	0.02%	0.03%	0.03%	0.03%

(1) Upon acquisition and per GAAP, acquired loans are recorded at market value which eliminated the allowance and impacts these ratios.

		For the Quarter Ended			For the Year Ended
		December 31,	September 30,	December 31,	December 31,	December 31,
	SELECT FINANCIAL DATA - SUBSIDIARIES	2017	2017	2016	2017	2016
		(dollars in thousands)

	TOTAL ASSETS

	Quad City Bank and Trust (1)	$1,541,778	$1,456,251	$1,395,785
	m2 Lease Funds, LLC	218,035	216,997	213,159
	Cedar Rapids Bank and Trust	1,307,377	1,007,062	913,056
	Community State Bank - Ankeny	670,516	631,963	600,076
	Rockford Bank and Trust	461,651	445,099	391,155

	TOTAL DEPOSITS

	Quad City Bank and Trust (1)	$1,272,111	$1,164,828	$1,125,932
	Cedar Rapids Bank and Trust	1,060,139	845,576	747,785
	Community State Bank - Ankeny	570,620	547,915	513,588
	Rockford Bank and Trust	382,002	358,940	311,556

	TOTAL LOANS & LEASES

	Quad City Bank and Trust (1)	$1,136,753	$1,111,964	$1,010,443
	m2 Lease Funds, LLC	215,236	214,959	211,045
	Cedar Rapids Bank and Trust	973,971	755,817	652,212
	Community State Bank - Ankeny	489,075	453,898	429,511
	Rockford Bank and Trust	364,686	355,075	313,321

	TOTAL LOANS & LEASES / TOTAL ASSETS

	Quad City Bank and Trust (1)	74%	76%	72%
	Cedar Rapids Bank and Trust	74%	75%	71%
	Community State Bank - Ankeny	73%	72%	72%
	Rockford Bank and Trust	79%	80%	80%

	ALLOWANCE AS A PERCENTAGE OF LOANS/LEASES

	Quad City Bank and Trust (1)	1.11%	1.28%	1.33%
	m2 Lease Funds, LLC	1.54%	1.68%	1.78%
	Cedar Rapids Bank and Trust (2)	1.22%	1.55%	1.67%
	Community State Bank - Ankeny (2)	0.89%	0.82%	0.34%
	Rockford Bank and Trust	1.51%	1.52%	1.57%

	RETURN ON AVERAGE ASSETS (8)

	Quad City Bank and Trust (1)	2.82%	1.19%	1.17%	1.65%	1.12%
	Cedar Rapids Bank and Trust	0.71%	1.30%	1.34%	1.12%	1.42%
	Community State Bank - Ankeny (3)	0.96%	1.04%	1.33%	1.14%	1.10%
	Rockford Bank and Trust	0.26%	0.67%	0.90%	0.64%	0.84%

	NET INTEREST MARGIN PERCENTAGE (4)

	Quad City Bank and Trust (1)	3.49%	3.60%	3.71%	3.61%	3.65%
	Cedar Rapids Bank and Trust (6)	3.80%	3.72%	3.90%	3.74%	3.87%
	Community State Bank - Ankeny (5)	4.71%	4.54%	6.00%	4.91%	5.74%
	Rockford Bank and Trust	3.32%	3.35%	3.35%	3.37%	3.47%

	ACQUISITION-RELATED AMORTIZATION/ACCRETION INCLUDED IN NET
	INTEREST MARGIN, NET

	Cedar Rapids Bank and Trust	$221	$(7)	$313	$200	$673
	Community State Bank - Ankeny	575	513	2,681	4,723	3,154
	QCR Holdings, Inc. (7)	(51)	(32)	(34)	(149)	(136)

(1)	Quad City Bank and Trust figures include m2 Lease Funds, LLC, as this entity is wholly-owned and consolidated with the Bank. m2 Lease Funds, LLC is also presented separately for certain (applicable) measurements.
(2)	Upon acquisition and per GAAP, acquired loans are recorded at market value, which eliminated the allowance and impacts this ratio.
(3)	Community State Bank's return on average assets for the 4th quarter of 2017 includes $753 thousand (after-tax) of conversion costs.
(4)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 35% tax rate for each period presented.
(5)	Community State Bank's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin would have been 4.33% for the quarter ended December 31, 2017, 4.21% for the quarter ended September 30, 2017 and 3.99% for the quarter ended December 31, 2016.
(6)	Cedar Rapids Bank and Trust's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin would have been 3.71% for the quarter ended December 31, 2017, 3.72% for the quarter ended September 30, 2017 and 3.75% for the quarter ended December 31, 2016.
(7)	Relates to the trust preferred securities acquired as part of the Guaranty Bank acquisition in 2017 and the Community National Bank acquisition in 2013.
(8)	Return on average assets for all entities was impacted in the fourth quarter of 2017 by the adjustments to deferred tax assets, as a result of the Tax Act.

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
GAAP TO NON-GAAP RECONCILIATIONS	2017	2017	2017	2017	2016
	(dollars in thousands, except per share data)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)

Stockholders' equity (GAAP)	$353,287	$313,039	$305,083	$295,840	$286,041
Less: Intangible assets	37,413	19,800	20,030	20,261	22,522
Tangible common equity (non-GAAP)	$315,874	$293,239	$285,053	$275,579	$263,519

Total assets (GAAP)	$3,982,665	$3,550,463	$3,457,187	$3,381,013	$3,301,944
Less: Intangible assets	37,413	19,800	20,030	20,261	22,522
Tangible assets (non-GAAP)	$3,945,252	$3,530,663	$3,437,157	$3,360,752	$3,279,422

Tangible common equity to tangible assets ratio (non-GAAP)	8.01%	8.31%	8.29%	8.20%	8.04%

	For the Quarter Ended					For the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
CORE NET INCOME (2)	2017	2017	2017	2017	2016	2017	2016

Net income (GAAP)	$9,902	$7,854	$8,766	$9,185	$8,529	$35,707	$27,687

Less nonrecurring items (post-tax) (3):
Income:
Securities gains, net	$(41)	$(41)	$25	$-	$(23)	$(57)	$2,985
Total nonrecurring income (non-GAAP)	$(41)	$(41)	$25	$-	$(23)	$(57)	$2,985

Expense:
Losses on debt extinguishment, net	$-	$-	$-	$-	$232	$-	$2,975
Acquisition costs (4)	430	265	-	-	23	695	1,086
Post-acquisition compensation, transition and integration costs	2,462	340	-	-	3	2,802	677
Total nonrecurring expense (non-GAAP)	$2,892	$605	$-	$-	$258	$3,497	$4,738

Adjustment of tax expense related to the Tax Act	$2,919	$-	$-	$-	$-	$2,919	$-

Core net income attributable to QCR Holdings, Inc. common stockholders (non-GAAP) (2)	$9,916	$8,500	$8,741	$9,185	$8,810	$36,342	$29,440

CORE EARNINGS PER COMMON SHARE (2)

Core net income attributable to QCR Holdings, Inc. common stockholders (non-GAAP) (from above)	$9,916	$8,500	$8,741	$9,185	$8,810	$36,342	$29,440

Weighted average common shares outstanding	13,845,497	13,151,350	13,170,283	13,133,382	13,087,592	13,325,128	12,570,767
Weighted average common and common equivalent shares outstanding	14,193,191	13,507,955	13,532,324	13,488,417	13,323,883	13,680,472	12,766,003

Core earnings per common share (non-GAAP):
Basic	$0.72	$0.65	$0.66	$0.70	$0.67	$2.73	$2.34
Diluted	$0.70	$0.63	$0.65	$0.68	$0.66	$2.66	$2.31

CORE RETURN ON AVERAGE ASSETS (2)

Core net income attributable to QCR Holdings, Inc. common stockholders (non-GAAP) (from above)	$9,916	$8,500	$8,741	$9,185	$8,810	$36,342	$29,440

Average Assets	$3,923,337	$3,503,148	$3,378,195	$3,274,713	$3,277,814	$3,519,848	$2,846,697

Core return on average assets (annualized) (non-GAAP)	1.01%	0.97%	1.03%	1.12%	1.08%	1.03%	1.03%

NET INTEREST MARGIN (TEY) (6)

Net interest income (GAAP)	$31,793	$28,556	$28,047	$27,669	$29,280	$116,065	$94,517

Plus: Tax equivalent adjustment (5)	2,585	2,311	2,201	1,950	1,727	9,215	6,021

Net interest income - tax equivalent (Non-GAAP)	$34,378	$30,867	$30,248	$29,619	$31,007	$125,280	$100,538

Average earning assets	$3,699,193	$3,303,014	$3,180,779	$3,076,356	$3,069,222	$3,314,836	$2,678,359

Net interest margin (GAAP)	3.41%	3.43%	3.54%	3.65%	3.80%	3.50%	3.53%
Net interest margin (TEY) (Non-GAAP)	3.69%	3.71%	3.81%	3.90%	4.02%	3.78%	3.75%

EFFICIENCY RATIO (7)

Noninterest expense (GAAP)	$31,351	$23,395	$21,405	$21,273	$22,308	$97,424	$81,486

Net interest income (GAAP)	$31,793	$28,556	$28,047	$27,669	$29,280	$116,065	$94,517
Noninterest income (GAAP)	9,714	6,702	6,782	7,284	7,029	30,482	31,037
Total income	$41,507	$35,258	$34,829	$34,953	$36,309	$146,547	$125,554

Efficiency ratio (noninterest expense/total income) (Non-GAAP)	75.53%	66.35%	61.46%	60.86%	61.44%	66.48%	64.90%

(1) This ratio is a non-GAAP financial measure. The Company's management believes that this measurement is important to many investors in the marketplace who are interested in changes period-to-period in common equity. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to stockholders' equity and total assets, which are the most directly comparable GAAP financial measures.
(2) Core net income, core net income attributable to QCR Holdings, Inc. common stockholders, core earnings per common share and core return on average assets are non-GAAP financial measures. The Company's management believes that these measurements are important to investors as they exclude non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net income, which is the most directly comparable GAAP financial measure.
(3) Nonrecurring items (post-tax) are calculated using an estimated effective tax rate of 35%.
(4) Acquisition costs were analyzed individually for deductibility. Presented amounts are tax-effected accordingly.
(5) Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 35% tax rate for each period presented.
(6) Net interest margin (TEY) is a non-GAAP financial measure. The Company's management utilizes this measurement to take into account the tax benefit associated with certain loans and securities. It is also standard industry practice to measure net interest margin using tax-equivalent measures. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net interest income, which is the most directly comparable GAAP financial measure.
(7) Efficiency ratio is a non-GAAP measure. The Company's management utilizes this ratio to compare to industry peers. The ratio is used to calculate overhead as a percentage of revenue. In compliance with the applicable rules of the SEC, this non-GAAP measure is reconciled to noninterest expense, net interst income and noninterest income, which are the most directly comparable GAAP financial measures.

Contact:
Todd A. Gipple
Executive Vice President
Chief Operating Officer
Chief Financial Officer
(309) 743-7745